Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         ---------------------------------------------------------


We consent to the use, in the statement on Form 10-K of Northern Empire Energy Corp. (FKA Political Calls, Inc.) (An Exploration Stage Company) of our report dated March 31, 2009 on our audit of the financial statements of Northern Empire Energy Corp. (An Exploration Stage Company) as of
December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on April 24, 2006 through December 31, 2008.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    March 31, 2009



                6490 West Desert Inn Road, Las Vegas, NV 89146
                       (702)253-7499 Fax (702)253-7501

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